UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2024
_____________________
KORE Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3 Ravinia Drive NE, Suite 500
Atlanta, GA 30346
877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On August 15, 2024, KORE Group Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter and six months ended June 30, 2024. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 15, 2024, the Company announced efforts to prioritize its growth initiatives and improve operational efficiency, including a reduction in force plan affecting approximately 19% of the Company’s employee base (the “Restructuring Plan”). The Company’s Board of Directors (the “Board”) approved the Restructuring Plan on July 29, 2024 and affected employees were informed of the plan beginning on August 14, 2024. The Company expects the Restructuring Plan to be substantially completed by December 31, 2024.

Total costs and cash expenditures for the Restructuring Plan are estimated to be in the range of $5 million to $6 million, substantially all of which are related to employee severance and benefits costs. The Company expects to incur most of these pre-tax reduction in force charges in the third quarter of 2024. Additionally, a portion of the savings from the reduction in force and other efficiency measures will be reinvested into growth initiatives focused on higher-growth and more profitable areas of our business.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer and as a Member of the Board of Directors.

On August 15, 2024, the Company announced the appointment of Ronald Totton, effective August 14, 2024, as its President and Chief Executive Officer. Mr. Totton, age 52, had been serving as the Company’s interim President and Chief Executive Officer since May 3, 2024. Effective August 14, 2024, Mr. Totton was also appointed as a member of the Board of the Company to serve as a Class III director of the Company until the 2027 Annual Meeting of Stockholders.

Prior to joining the Company, Mr. Totton served as an advisor to Indigo Telecom, a provider of engineering services for owners and operators of digital and network infrastructure, from January 2022 to April 2024. Prior to that, from May 2020 to January 2021, Mr. Totton served as Operating Partner for Financial Services Capital Partners LLP, a private equity firm. From October 2017 to November 2019, Mr. Totton served as Chief Executive Officer for STT Cloud, a public cloud solution provider, and, from September 2010 to October 2017, held various roles at British Telecommunications plc, a telecommunications company. From January 2021 to January 2022 and November 2019 to May 2020, Mr. Totton was an independent management consultant. Mr. Totton studied Economics at McMaster University in Hamilton, Ontario, Canada.

There are no arrangements or understandings between Mr. Totton and any other person pursuant to which he was selected to serve as an officer or director of the Company. There are also no family relationships between Mr. Totton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Executive Employment Agreement with Ronald Totton and Grants of Restricted Stock Units and Long-Term Cash Incentive Award.

On August 14, 2024, the Company and KORE Wireless Group, Inc., a subsidiary of the Company (“KWG”), entered into an employment agreement (the “Totton Employment Agreement”) with Mr. Totton. The material terms of Mr. Totton’s compensation arrangements and the Agreement are summarized below:

The Totton Employment Agreement provides for an initial term of five (5) years, and thereafter automatically extends for successive additional one (1) year terms unless either the Company or Mr. Totton affirmatively gives notice that they do not wish to renew the agreement. Pursuant to the Totton Employment Agreement, Mr. Totton is entitled to an initial salary of $600,000. Mr. Totton’s salary will be reviewed annually by the Board solely for upward adjustment at the Board’s discretion. The Totton Employment Agreement also provides that Mr. Totton is eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary. Mr. Totton is entitled to receive severance payments and benefits upon a qualifying termination of his employment by the Company without Cause (as defined in the Totton Employment Agreement) or by Mr. Totton for Good Reason (as defined in the Totton Employment Agreement) consisting of the following, in addition to accrued benefits: (i) any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination (the “Totton Prior Year Bonus”), (ii) payment of base salary in effect immediately preceding the date of termination (or, if greater, his base salary in effect immediately preceding a material reduction in his then current base salary, for which he has terminated his employment for Good Reason) equal to 12 months (the “Totton Severance Period”), payable in accordance with the established payroll practices of the Company; (iii) a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year (the “Totton Prorated Bonus”), (iv) continuation of any health care (medical, dental and vision) plan coverage provided to him and his dependents during the Totton Severance Period (provided that such continued coverage will terminate in the event he becomes eligible for coverage under another employer’s plans), and (v) all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest.

If Mr. Totton’s employment terminates by reason of his death, in addition to any accrued benefits, his estate is entitled to receive payment of any Totton Prior Year Bonus and the Totton Prorated Bonus, as well as any benefits to which he is entitled by law.

Any severance benefits or payments payable to Mr. Totton under the Totton Employment Agreement are subject to his execution of a release of claims.

Pursuant to the Totton Employment Agreement, while employed by the Company (or any subsidiary or affiliate of the Company) and during the 12-month period following termination (if termination is without Cause or if Mr. Totton resigns for Good Reason) or 24-month period following termination (if Mr. Totton’s employment ends for any other reason), Mr. Totton is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

The foregoing descriptions of the material terms of the Totton Employment Agreements is qualified in their entirety by reference to the full text of the Totton Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Grant of Restricted Stock Units. Effective August 14, 2014 (the “Totton RSU Grant Date”), the Board approved grants to Mr. Totton of (a) 150,000 restricted stock units each representing a right to receive one share of the Company’s common stock (“RSUs”) that will vest, subject to Mr. Totton’s continuous employment or service to the Company through the vesting date, in installments as follows: 25% vesting on the second anniversary of the Totton Grant Date, 25% vesting on the third anniversary of the Totton RSU Grant Date, and 50% vesting on the fourth anniversary of the Totton Grant Date and (b) 50,000 RSUs that will vest, subject to Mr. Totton’s continuous employment or service to the Company through the vesting date, in equal installments on each of the following three anniversaries of the Totton RSU Grant Date.

Grant of Long-Term Cash Incentive Award. Mr. Totton also received a long-term cash award, with a potential aggregate payment of $700,000 (the “Totton Cash Award”). $200,000 of the Totton Cash Award (the “Totton Time-Vesting Cash Award”) shall vest and become payable in three equal installments on the three following anniversaries of the grant date, subject to the continued employment of Mr. Totton by the Company (or any successor thereof) from the grant date through the applicable vesting date; provided, however, that the Totton Time-Vesting Cash Award shall vest and become payable in the event of a termination without Cause (as defined in Mr. Totton’s employment agreement) or Mr. Totton resigns for Good Reason (as defined in Mr. Totton’s employment agreement). $500,000 of the Totton Cash Award shall vest and become payable based upon the Company’s achievement of specified corporate performance metrics during two specific performance periods (the “Totton Performance-Vesting Cash Award”), subject to the continued employment of Mr. Totton by the Company (or any successor thereof) from the grant date through the applicable performance vesting date; provided, however, that the portion of the Totton Performance-Vesting Cash Award payable after the end of the first performance period shall vest and become payable otherwise in accordance with the terms of the Award in the event of a termination without Cause or Mr. Totton resigns for Good Reason.

Departure of Bryan Lubel as Executive Vice President, GM, Global Industries

On August 14, 2024, Bryan Lubel, Executive Vice President, GM, Global Industries, the Company and KWG mutually agreed that Mr. Lubel would depart as an executive officer of the Company. To help ensure a smooth transition of his responsibilities, the Company and Mr. Lubel entered into a Transition Agreement on August 14, 2024 (the “Transition Agreement”).

Pursuant to the terms of the Transition Agreement, Mr. Lubel will transition from Executive Vice President, GM, Global Industries, to an Advisor, effective August 14, 2024 (the “Transition Date”), and his employment with the Company will terminate on October 31, 2024 (the “Termination Date”). As of the Transition Date, Mr. Lubel will no longer serve as an executive officer of the Company. Upon the Transition Date and until the Termination Date (the “Transition Period”), Mr. Lubel will serve as an employee of the Company providing transition advice and consultation service to the leaders of his existing teams and to the Company’s President and Chief Executive Officer. During the Transition Period, Mr. Lubel’s base salary will remain $430,000, and he will continue to be eligible to participate in the Company’s short-term incentive bonus plan per his existing Amended and Restated Executive Employment Agreement, dated March 15, 2022, with the Company (the “Lubel Employment Agreement”). Mr. Lubel’s previously awarded restricted stock units of the Company and long-term cash incentive awards will continue to vest during the Transition Period. Unless (i) Mr. Lubel earlier resigns his employment voluntarily or (ii) Mr. Lubel’s employment is earlier terminated by the Company for Cause (as defined in the Lubel Employment Agreement), and if Mr. Lubel executes and does not revoke a General Release at the end of the Transition Period, Mr. Lubel would receive separation benefits consistent with a termination without Cause or resignation for Good Reason (as defined in the Lubel Employment Agreement).

The foregoing description of the material terms of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Appointment of Jared Deith as Executive Vice President, Connected Health

On August 15, 2024, the Company announced the appointment of Jared Deith as its Executive Vice President, Connected Health. Mr. Deith, age 34, had been serving as contracted advisor to the Company and its subsidiaries since April 2024. Previously, Mr. Deith had served as Senior Vice President, Indirect Channels and E-Commerce for the Company from January 2023 through April 2024 and as Senior Vice President, Integration from February 2022 through January 2023. Mr. Deith joined the Company in February 2022 after the Company’s acquisition of Business Mobility Partners, Inc. and Simon IoT LLC, where he served as President and Founder from July 2016 to February 2022 and as CEO and Co-Founder from September 2018 through February 2022, respectively.

There are no arrangements or understandings between Mr. Deith and any other person pursuant to which he was selected to serve as an officer of the Company. There are also no family relationships between Mr. Deith and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Executive Employment Agreement with Jared Deith and Grants of Restricted Stock Units and Long-Term Cash Incentive Award.

On August 15, 2024, the Company and KWG entered into an employment agreement (the “Deith Employment Agreement”) with Mr. Deith.

The Deith Employment Agreement provides for an initial term of five (5) years, and thereafter automatically extends for successive additional one (1) year terms unless either the Company or Mr. Deith affirmatively gives notice that they do not wish to renew the agreement. Pursuant to the Deith Employment Agreement, Mr. Deith is entitled to an initial salary of $350,000. Mr. Deith’s salary will be reviewed annually by the Board solely for upward adjustment at the Board’s discretion. The Deith Employment Agreement also provides that Mr. Deith is eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary. Mr. Deith is entitled to receive severance payments and benefits upon a qualifying termination of his employment by the Company without Cause (as defined in the Deith Employment Agreement) or by Mr. Deith for Good Reason (as defined in the Deith Employment Agreement) consisting of the following, in addition to accrued benefits: (i) any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination (the “Deith Prior Year Bonus”), (ii) payment of base salary in effect immediately preceding the date of termination (or, if greater, his base salary in effect immediately preceding a material reduction in his then current base salary, for which he has terminated his employment for Good Reason) equal to 12 months (the “Deith Severance Period”), payable in accordance with the established payroll practices of the Company; (iii) a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year (the “Deith Prorated Bonus”), (iv) continuation of any health care (medical, dental and vision) plan coverage provided to him and his dependents during the Deith Severance Period (provided that such continued coverage will terminate in the event he becomes eligible for coverage under another employer’s plans), and (v) all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest.

If Mr. Deith’s employment terminates by reason of his death, in addition to any accrued benefits, his estate is entitled to receive payment of any Deith Prior Year Bonus and the Deith Prorated Bonus, as well as any benefits to which he is entitled by law.

Any severance benefits or payments payable to Mr. Deith under the Deith Employment Agreement are subject to his execution of a release of claims.

Pursuant to the Deith Employment Agreement, while employed by the Company and during the 24-month period following termination, Mr. Deith is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

The foregoing descriptions of the material terms of the Deith Employment Agreements are not complete and are qualified in their entirety by reference to the full text of the Deith Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Grant of Restricted Stock Units. Effective August 15, 2014 (the “Deith RSU Grant Date”), the Compensation Committee of the Board approved grants to Mr. Deith of 24,000 RSUs that will vest, subject to Mr. Deith’s continuous employment or service to the Company through the vesting date, in equal installments on each of the following three anniversaries of the Deith RSU Grant Date.

Grant of Long-Term Cash Incentive Award. Mr. Deith also received a long-term cash award, with a potential aggregate payment of $360,000 (the “Deith Cash Award”). $120,000 of the Deith Cash Award (the “Deith Time-Vesting Cash Award”) shall vest and become payable in three equal installments on the three following anniversaries of the grant date, subject to the continued employment of Mr. Deith by the Company (or any successor thereof) from the grant date through the applicable vesting date; provided, however, that the Deith Time-Vesting Cash Award shall vest and become payable in the event of a termination without Cause (as defined in Mr. Deith’s employment agreement) or Mr. Deith resigns for Good Reason (as defined in Mr. Deith’s employment agreement). $240,000 of the Deith Cash Award shall vest and become payable based upon the Company’s achievement of specified corporate performance metrics during two specific performance periods, subject to the continued employment of Mr. Deith by the Company (or any successor thereof) from the grant date through the applicable performance vesting date.

Item 8.01. Other Events.

On August 14, 2024, the Company received a letter from the New York Stock Exchange (the “NYSE”) stating that the Company has regained compliance with Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”), which requires listed companies to maintain an average closing price per share of at least $1.00 over a 30 consecutive trading-day period.

As previously disclosed, on September 5, 2023, the Company received a letter from the NYSE, indicating that the Company was not then in compliance with Section 802.01C. On July 1, 2024, the Company completed a 1-for-5 reverse stock split, and trading on the NYSE on a split-adjusted basis commenced on July 1, 2024. As of the date of this Current Report on Form 8-K, the Company is in compliance with all NYSE continued listing standards.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning established by the Private Securities Litigation Reform Act of 1995, which are identified by words such as “plans,” “will,” “expects,” “may,” “believes,” “estimates” or “estimated, “intends,” and other similar words, expressions, and formulations. This Report contains forward-looking statements regarding the timing and scope of the Restructuring Plan; and the amount and timing of the related charges. Many factors could affect the actual results of the reduction in force plan, and variances from the Company's current expectations regarding such factors could cause actual results of the Restructuring Plan to differ materially from those expressed in these forward-looking statements. The Company presently considers the following to be a non-exclusive list of important factors that could cause actual results to differ materially from its expectations: estimates of employee headcount reductions and cash expenditures that may be made by the Company in connection with the Restructuring Plan. A detailed discussion of these and other risks and uncertainties that could cause the Company's actual results to differ materially from these forward-looking statements is included in the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated August 14, 2024, by and among the Company, KORE Wireless Group, Inc. and Ronald Totton
10.2	Transition Agreement, dated August 14, 2024, by and among the Company, KORE Wireless Group, Inc. and Bryan Lubel
10.3	Executive Employment Agreement, dated August 15, 2024, by and among the Company, KORE Wireless Group, Inc. and Jared Deith
99.1	Press release dated August 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: August 15, 2024	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer, and Secretary